Exhibit 99.4

TIBCO Announcement

Customer Letter

Dear [CUSTOMER/PARTNER],

I am pleased to share some news with you about the future of TIBCO. As you may know, in August our board of directors formed a Special Committee and undertook a thorough review of the strategic and financial alternatives available to our Company. The outcome of that review is that, subject to shareholder approval, TIBCO will be acquired by Vista Equity Partners, a leading private equity firm focused on investments in software and technology companies. Though the proposed transaction will not be completed for a number of months, I want to provide some initial clarity as to what this means for you.

Vista Equity Partners is a world-class investment firm with deep experience in supporting software, data and technology-enabled companies, having acquired more than 60 software companies such as Websense, Active Network and Omnitracs. Our new partners at Vista Equity Partners see tremendous value in TIBCO’s suite of products and services, and they understand the role our solutions play in providing a competitive advantage to our customers. As a private company with added flexibility and resources, TIBCO will be well positioned to innovate, build upon its industry leadership, and continue to deliver superior service and value to you.

I want to assure you that our highest priority is to ensure this transaction will not interfere with your service or relationship with TIBCO. We at TIBCO and our new partners at Vista Equity Partners are fully aligned in our mission to deliver the right information, at the right time, and in the right place so that you can continue to make the best decisions for your business. The transaction is expected to be completed in the fourth quarter of calendar year 2014, and until then, we assure you that it will be business as usual. We will update you with any additional developments throughout the process.

I will continue to be CEO and Chairman during this process, and I am very focused on providing continued value and exceptional service to our customers. After closing, in coordination with Vista Equity Partners, I will work out what role makes sense to best help the company support customers and shape the development of new technologies. As you know, I am passionate about TIBCO’s mission to provide fast and smart data to our customers, and I look forward to helping TIBCO succeed and achieve its long-term goals.

Above all, we want to assure you that the entire TIBCO team is fully dedicated to meeting your needs and continuing to provide you with the highest quality products and services you have come to expect. Thank you for being a valuable partner in our business. If you have any questions or concerns, please do not hesitate to contact myself or Raj Verma, TIBCO’s EVP of Worldwide Sales.

Sincerely,

Vivek Ranadivé

Chairman and CEO, TIBCO Software Inc.

Additional Information and Where to Find It

TIBCO Software Inc. and its directors and executive officers are participants in the solicitation of proxies from the Company’s stockholders with respect to the merger. Additional information regarding certain of such participants, including their direct or indirect interests, by security holdings or otherwise, are included in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2014 (the “2014 Proxy Statement”). To the extent that holdings of the Company’s securities have changed since the amounts printed in the 2014 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

In connection with the Merger, the Company intends to file relevant materials with the SEC, including a preliminary proxy statement. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the Merger. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the Merger (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www. tibco.com) or by writing to Investor Relations, TIBCO Software Inc., 3303 Hillview Avenue, Palo Alto, California 94304.

Legal Notice Regarding Forward-Looking Statements

This communication, and the documents to which the Company refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, including the timing of the transaction and other information relating to the transaction. Forward-looking statements include information concerning possible or assumed future results of operations of the Company, the expected completion and timing of the transaction and other information relating to the transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. You should read statements that contain these words carefully. They discuss the Company’s future expectations or state other forward-looking information and may involve known and unknown risks over which the Company has no control. Those risks include, (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company, (ii) the failure to satisfy all of the conditions to the consummation of the transaction, including the adoption of the Merger Agreement by the stockholders of the Company and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from the Company’s ongoing business operations and (vii) the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the transaction. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, the Company does not undertake to update these forward-looking statements to reflect future events or circumstances.